                                                                   EXHIBIT 10.23


Portions of this Exhibit have been omitted pursuant to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended, and Rule 406 under the Securities Act of 1933, as amended. These omitted portions have been marked with "*" and have been filed separately with the Securities and Exchange Commission.

                              [ZONAGEN LETTERHEAD]




                                 January 7, 2000




              Synkem SA
              47 rue de Longvic
              21300 CHENOVE
              France
              Attn:  Patrice Binay, Ph.D.

                  Re: June, 1997 Supply Agreement between Synkem SA and Zonagen, Inc.

              Dear Dr. Binay:

                      Pursuant to our recent discussions, this letter shall
              evidence the terms of our agreement concerning the October, 1999 shipment of [**] kg of phentolamine mesylate by Synkem SA ("Synkem") to Zonagen, Inc. ("Zonagen") (the "Overage Shipment"). As we have discussed, the Overage Shipment was delivered by Synkem prior to Zonagen's submission of an order for the Compound. While the unexpected shipment has led to difficulties for both Synkem and Zonagen, it is my understanding that we have reached an agreement concerning payment for the Overage Shipment and have further agreed to amend or waive certain provisions of the June, 1997 Supply Agreement by and between Zonagen and Synkem (the "Agreement") relating to the Overage Shipment. Pursuant to Article 20 of the Agreement, the following will evidence the terms of our understanding and the amendment of the Agreement. Unless otherwise defined herein, capitalized terms shall have the same meanings ascribed thereto in the Agreement.


                      1. Zonagen will purchase the Compound included in the
               Overage Shipment at a price of [ ** ] per kilogram, which Synkem represents to be its actual production cost for such Compound. Attached hereto is a schedule setting forth the calculation of Synkem's actual cost of production for the Compound included in the Overage Shipment. The provisions of this Paragraph 1 shall amend and supersede the provisions of Clause 3.1 of the Agreement with respect to the purchase price otherwise payable by Zonagen for the Compound included in the Overage Shipment.

Portions of this Exhibit have been omitted pursuant to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended, and Rule 406 under the Securities Act of 1933, as amended. These omitted portions have been marked with "*" and have been filed separately with the Securities and Exchange Commission.
              Dr. Patrice Binay
              Synkem SA
              January 7, 2000, page 2




                           2. Following the date upon which the U.S. Food and
                  Drug Administration issues its final approval of the New Drug Application submitted by Zonagen for Vasomax(R) (the "Approval Date"), Zonagen shall pay a premium price for subsequent orders of the Compound as herein provided to compensate Synkem for the difference between the price paid for the Overage Shipment pursuant to Paragraph 1 above and the price otherwise payable for the Overage Shipment pursuant to Clause 3.1 of the Agreement (which the parties hereby stipulate to be [ ** ] per kilogram). With respect to the initial [ ** ] kilograms of Compound purchased by Zonagen following the Approval Date, Zonagen shall pay, in addition to the purchase price payable therefor under Clause 3.1 of the Agreement, an additional
                  [ ** ] per kilogram. Zonagen shall only be required to pay such increased price with respect to orders for the Compound submitted by Zonagen from time to time following the Approval Date. If Zonagen does not purchase an additional [ ** ] kilograms of Compound after the Approval Date or the Agreement is otherwise terminated before such purchases are completed, Zonagen shall not otherwise be required to compensate Synkem for the difference between the purchase price payable for the Overage Shipment pursuant to Paragraph 1 above and the purchase price otherwise payable for the Overage Shipment pursuant to Clause 3.1 of the Agreement. After Zonagen has purchased an additional [ ** ] kg of Compound at the increased price pursuant to this Paragraph 2, Zonagen shall no longer be required to pay such increased price for subsequent orders of the Compound and the purchase price payable for such orders shall be determined in accordance with the provisions of the Agreement.


                           3. Upon the complete execution of this letter
                  agreement by Zonagen and Synkem, Zonagen shall have a period of thirty (30) days to complete its inspection of the Compound included in the Overage Shipment pursuant to Clause 9.1(h) of the Agreement. Within thirty (30) days of Zonagen's acceptance of the Overage Shipment, Zonagen shall remit payment for the Overage Shipment at the price set forth in Paragraph 1 above.

                           4. Synkem acknowledges and agrees that Zonagen's
                  purchase of the Overage Shipment pursuant to this letter agreement shall satisfy, in full, Zonagen's minimum purchase requirements for the years 2000 and 2001 as set forth in
                  Article 5 of the Agreement. The provisions of this Paragraph 4 shall supersede the provisions of Article 5 of the Agreement with respect to the minimum purchase requirements for the years 2000 and 2001.

                           5. Except as otherwise amended and superseded by the
                  terms of this letter agreement, the Agreement shall remain in full force and effect as originally written.

Portions of this Exhibit have been omitted pursuant to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended, and Rule 406 under the Securities Act of 1933, as amended. These omitted portions have been marked with "*" and have been filed separately with the Securities and Exchange Commission.
              Dr. Patrice Binay
              Synkem SA
              January 7, 2000, page 3

                           6. This letter agreement may be executed in multiple
                  counterparts with the same effect as if all parties had signed the same document. All counterparts shall be construed together and shall constitute the same agreement.

                           If the foregoing accurately reflects your
                  understanding of our agreements, please so indicate by returning to the undersigned a fully signed counterpart of this letter agreement. The duplicate copy of this letter agreement may be retained for your records.

                                           Sincerely yours,

                                           Zonagen, Inc.



                                           By: /s/ David Bowman
                                             -------------------------------
                                           Name: David Bowman
                                                ----------------------------
                                           Title: Vice President, Operations
                                                 ---------------------------


               Agreed to and Accepted
               this 25th day of January, 2000

               Synkem SA


               By:    /s/ Dr. Patrice Binay
                   ---------------------------------------
               Name:   Dr. Patrice Binay
                    --------------------------------------
               Title:   Business Development Manager
                     -------------------------------------